Evaluation Summary

Prairie Operating Co. Interests

Total Proved Reserves
Certain Properties in Weld County, Colorado

As of December 31, 2024

SEC Price

CG&A
CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS

EVALUATION SUMMARY

PRAIRIE OPERATING CO. INTERESTS

TOTAL PROVED RESERVES
CERTAIN PROPERTIES IN WELD COUNTY, COLORADO

AS OF DECEMBER 31, 2024

SEC PRICE

CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS
TEXAS REGISTERED ENGINEERING FIRM F-693

W. TODD BROOKER, P.E.
PRESIDENT

THOMAS M. BARR
SENIOR ENGINEER

CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, SUITE 3-200
AUSTIN, TEXAS 78730-1111
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817- 336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

March 6, 2025

Mr. Bryan Freeman
Executive Vice President, Operations
Prairie Operating Co.
55 Waugh Drive, Suite 400
Houston, TX 77007

Re: Evaluation Summary - SEC Price
Prairie Operating Co. Interests
Total Proved Reserves
Certain Properties in Weld Co., CO
As of December 31, 2024

Pursuant to the Guidelines of the Securities and Exchange for Reporting Corporate Reserves and Future Net Revenue

Dear Mr. Freeman:

As requested, this report was prepared on March 6, 2025 for *Prairie Operating Co.* ("Prairie") for the purpose of public disclosure by Prairie in filings made with the *Securities and Exchange Commission* ("SEC") in accordance with the disclosure requirements set forth in the SEC regulations. We evaluated 100% of the Prairie total proved reserves, excluding the recently acquired Bayswater assets, in Weld County, as per information from Prairie. This evaluation utilized an effective date of December 31, 2024, was prepared using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the SEC. The results of this evaluation are presented in the accompanying tabulations, with a composite summary of the values presented below:

		Proved Developed Producing	Proved Developed Non-Producing	Proved Developed	Proved Undeveloped	Total Proved
Net Reserves						
Oil	- Mbbl	1,967.1	1,782.2	3,749.3	10,593.9	14,343.2
Gas	- MMcf	4,886.5	4,419.2	9,305.7	31,932.4	41,238.1
NGL	- Mbbl	600.1	535.5	1,135.6	3,767.2	4,902.7
Net Revenue						
Oil	- M$	146,804.2	133,006.7	279,810.9	790,624.9	1,070,435.8
Gas	- M$	7,818.4	7,070.7	14,889.2	51,091.9	65,981.0
NGL	- M$	12,980.9	11,584.3	24,565.2	81,493.3	106,058.6
Severance Taxes	- M$	636.9	576.3	1,213.2	3,508.2	4,721.4
Ad Valorem Taxes	- M$	11,053.2	10,001.9	21,055.0	60,884.3	81,939.3
Future Production Costs	- M$	62,941.2	38,196.6	101,137.8	265,006.2	366,143.9
Future Development Costs	- M$	0.0	3,153.0	3,153.0	286,735.3	289,888.3
Abandonment Costs	- M$	1,216.5	474.4	1,690.9	3,526.2	5,217.1
Net Operating Income (BFIT)	- M$	91,755.8	99,259.6	191,015.3	303,550.2	494,565.7
Discounted @ 10%	**- M$**	**58,887.9**	**73,944.3**	**132,832.3**	**170,327.4**	**303,159.8**

Future Revenue is prior to deducting state production taxes and ad valorem taxes. *Future net cash flow* (net operating income) is after deducting these taxes, future capital costs and operating expenses, but before consideration of federal income taxes. In accordance with SEC guidelines, the *future net cash flow* has been discounted at an annual rate of ten (10) percent to determine *present worth*. The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties by Cawley, Gillespie & Associates, Inc. ("CG&A").

The oil reserves include oil and condensate. Oil and natural gas liquid (NGL) volumes are expressed in barrels (42 U.S. gallons). Gas volumes are expressed in thousands of standard cubic feet (Mcf) at contract temperature and pressure base.

Presentation

This report is divided into a Summary section, consisting of Total Proved ("TP") and Proved Developed ("PD"), followed by three (3) reserve category sections, Proved Developed Producing ("PDP"), Proved Developed Non-Producing ("PDNP") and Proved Undeveloped ("PUD"). Within each category section are grand total Table I summaries. The Table I presents composite reserve estimates and economic forecasts for the particular reserve category. The data presented in each Table I is explained in page one (1) of the Appendix. For a more detailed explanation of the report layout please refer to the Table of Contents following this letter.

Hydrocarbon Pricing

The base SEC oil and gas prices calculated for December 31, 2024 were $75.48/bbl and $2.130/MMBTU, respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period. The base oil price is based upon WTI-Cushing spot prices (EIA) during 2024 and the base gas price is based upon Henry Hub spot prices (Platts Gas Daily) during 2024. Furthermore, NGL prices were adjusted on a per-property basis and averaged 29.0% of the proved net oil price on a composite basis.

Adjustments to oil and gas prices were made based upon data provided by your office and include adjustments for treating costs and/or crude quality and gravity corrections. After these adjustments, the net realized prices over the life of the proved properties were estimated to be $74.630 per barrel of oil, $1.600 per MCF of gas and $21.633 per barrel for NGL. All economic factors were held constant in accordance with SEC guidelines.

Economic Parameters

Oil and gas price differentials, gas shrinkage, ad valorem taxes, future production costs (lease operating expenses) and future development costs (capital investments) were calculated and prepared by Prairie and were audited by us at a summary level using historical lease operating statement data. Our audit determined that the commercial parameters being applied were reasonable and appropriate, and therefore no changes were made to cost parameters. Ownership was accepted as furnished and has not been independently confirmed. All economic parameters, including lease operating expenses (LOE) and investments, were held constant (not escalated) throughout the life of these properties in accordance with SEC guidelines.

LOE includes fixed and variable components. The fixed LOE costs represent all costs not tied to produced volumes and can be found as Operating Expense (column 22) in the attached tables. The variable costs consist of fees for gas compression, processing and transportation, and other variable expenses. These costs can be found as Other Deductions (column 27) in the attached tables.

SEC Conformance and Regulations

The reserve classifications and the economic considerations used herein conform to the criteria of the SEC as defined on pages three (3) and four (4) of the Appendix. The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties currently in effect except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions which could affect the reserves and economics have not been considered. However, we do not anticipate nor are we aware of any legislative changes or restrictive regulatory actions that may impact the recovery of reserves.

CG&A evaluated ten (10) PDNP locations, of which 8 represent wells that are awaiting completion while two (2) are awaiting workovers, including tubing repair and plunger replacement. This evaluation also includes 77 PUD locations. All locations are proposed as part of Prairie's development plans. The development schedule was provided by Prairie based upon their go forward plan and accepted as furnished. In our opinion, Prairie and other working interest operators have indicated that they have every intent to complete this development plan within the next five (5) years, as scheduled. Furthermore, Prairie and other working interest operators have demonstrated that they have the proper company staffing, financial backing and prior development success to ensure this development plan will be fully executed.

Reserve Estimation Methods

The methods employed in estimating reserves are described on page two (2) of the Appendix. All reserve estimates involve an assessment of the uncertainty relating to the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends mainly on the amount of the reliable geologic and engineering data available at the time of the estimate and the interpretation of such data, as well as the inherent uncertainties attributable to variations in reservoir and rock quality, offset drainage, mechanical wellbore integrity among others. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

Non-producing reserve estimates, for developed and undeveloped properties, were forecast using either volumetric or analogy methods, or a combination of both. These methods provide a relatively high degree of accuracy for predicting PDNP and PUD reserves for Prairie's properties, due to the mature nature of their properties targeted for development and an abundance of subsurface control data. The assumptions, data, methods and procedures used herein are appropriate for the purpose served by this report.

General Discussion

The estimates and forecasts were based upon interpretations of data furnished by your office and available from our files. To some extent information from public records has been used to check and/or supplement these data. The basic engineering and geological data were subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. All estimates represent our best judgment based on the data available at the time of preparation. Due to inherent uncertainties in future production rates, commodity prices and geologic conditions, it should be realized that the reserve estimates, the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

An on-site field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined, nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have been considered in this evaluation as directed.

Cawley, Gillespie & Associates, Inc. is a Texas Registered Engineering Firm (F-693), made up of independent registered professional engineers and geologists that have provided petroleum consulting services to the oil and gas industry for over 60 years. We do not own an interest in the properties or *Prairie Operating Co.* and are not employed on a contingent basis. We have used all methods and procedures that we consider necessary under the circumstances to prepare this report. Our work-papers and related data utilized in the preparation of these estimates are available in our office.

Yours very truly,

CAWLEY, GILLESPIE & ASSOCIATES, INC.
TEXAS REGISTERED ENGINEERING FIRM F-693

STATE OF TEXAS
W. TODD BROOKER
83462
LICENSED
PROFESSIONAL ENGINEER

W. TODD BROOKER, P.E.
PRESIDENT

THOMAS M. BARR
SENIOR ENGINEER

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, SUITE 3-200
AUSTIN, TEXAS 78730-1111
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

Professional Qualifications of W. Todd Brooker, P.E.
Primary Technical Person

The evaluation summarized by this report was conducted by a proficient team of geologists and reservoir engineers who integrate geological, geophysical, engineering and economic data to produce high quality reserve estimates and economic forecasts. This report was supervised by Todd Brooker, President of Cawley, Gillespie & Associates, Inc. (CG&A).

Prior to joining CG&A, Mr. Brooker worked in Gulf of Mexico drilling and production engineering at Chevron USA. Mr. Brooker has been an employee of CG&A since 1992 and became President in 2017. His responsibilities include reserve and economic evaluations, fair market valuations, expert reporting and testimony, field/reservoir studies, pipeline resource assessments, field development planning and acquisition/divestiture analysis. His reserve reports are routinely used for public company U.S. Securities and Exchange Commission (SEC) disclosures. His experience includes significant projects in both conventional and unconventional resources in every major U.S. producing basin and abroad, including oil and gas shale plays, coalbed methane fields, waterfloods and complex, faulted structures.

Mr. Brooker graduated with honors from the University of Texas at Austin in 1989 with a Bachelor of Science degree in Petroleum Engineering. He is a registered Professional Engineer in the State of Texas (License #83462), a member of the Society of Petroleum Engineers (SPE) and serves on the board of directors for Society of Petroleum Evaluation Engineers (SPEE).

Based on his educational background, professional training and more than 30 years of experience, Mr. Brooker and CG&A continue to deliver independent, professional, ethical and reliable engineering and geological services to the petroleum industry.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
TEXAS REGISTERED ENGINEERING FIRM F-693

TABLE OF CONTENTS
Prairie Operating Co. LLC Interests
As of December 31, 2024

Note: ***Table I's are Grand Total Summaries of Reserves and Economics.***

Table I - TP

Composite Reserve Estimates and Economic Forecasts
Prairie Operating Company Interests
Certain Properties in Weld County, Colorado
Total Proved Reserves
As of December 31, 2024

(1) End Mo-Year	(2) Gross Oil Production MBBLS	(3) Gross Gas Production MMCF	(4) Gross NGL Production MBBLS	(5) Net Oil Production MBBLS	(6) Net Gas Sales MMCF	(7) Net NGL Production MBBLS	(8) Avg Oil Price $/BBL	(9) Avg Gas Price $/MCF	(10) Avg NGL Price $/BBL
12-2025	3,269.1	6,589.7	630.4	2,156.496	3,589.804	415.588	74.630	1.600	21.633
12-2026	5,873.7	15,231.2	1,510.4	3,768.371	8,118.774	963.144	74.630	1.600	21.633
12-2027	2,587.2	10,947.8	1,084.1	1,660.074	5,921.110	703.491	74.630	1.600	21.633
12-2028	1,563.1	7,169.4	695.8	1,001.147	3,794.085	444.396	74.630	1.600	21.633
12-2029	1,148.2	5,223.0	507.4	733.348	2,772.354	325.015	74.630	1.600	21.633
12-2030	915.7	4,138.6	402.2	583.445	2,197.213	257.611	74.630	1.600	21.633
12-2031	765.1	3,438.7	334.2	485.674	1,822.631	213.698	74.630	1.600	21.633
12-2032	649.0	2,773.5	274.3	414.422	1,502.233	178.543	74.630	1.600	21.633
12-2033	557.6	2,201.5	224.3	358.973	1,231.883	149.873	74.630	1.600	21.633
12-2034	495.6	1,938.4	197.7	318.855	1,085.053	132.134	74.630	1.600	21.633
12-2035	446.8	1,740.2	177.5	287.420	974.603	118.701	74.630	1.600	21.633
12-2036	406.4	1,579.0	161.1	260.945	883.673	107.636	74.630	1.600	21.633
12-2037	372.2	1,443.7	147.3	238.043	806.229	98.193	74.630	1.600	21.633
12-2038	342.8	1,327.5	135.5	219.139	741.586	90.349	74.630	1.600	21.633
12-2039	315.9	1,217.6	124.7	202.105	681.663	83.253	74.630	1.600	21.633
12-2040	293.7	1,131.9	115.9	187.767	633.611	77.387	74.630	1.600	21.633
12-2041	273.4	1,053.3	107.8	174.608	589.215	71.941	74.630	1.600	21.633
12-2042	253.7	967.0	98.8	161.622	539.114	65.673	74.630	1.600	21.633
12-2043	237.3	885.9	90.4	151.104	497.374	60.489	74.630	1.600	21.633
S Tot	20,766.6	70,997.8	7,019.9	13,363.556	38,382.208	4,557.114	74.630	1.600	21.633
After	1,565.8	4,968.6	506.8	979.683	2,855.926	345.613	74.630	1.600	21.633
Total	22,332.4	75,966.4	7,526.7	14,343.239	41,238.132	4,902.726	74.630	1.600	21.633
Cum	2,728.2	6,373.6	0.0						
Ult	25,060.6	82,340.0	7,526.7						

(11) End Mo-Year	(12) Oil Revenue M$	(13) Gas Revenue M$	(14) NGL Revenue M$	(15) Hedge Revenue M$	(16) Other Revenue M$	(17) Total Revenue M$	(18) Production Taxes M$	(19) Ad Valorem Taxes M$	(20) $/BOE6
12-2025	160,939.168	5,743.686	8,990.231	0.000	0.000	175,673.152	667.558	11,585.368	5.599
12-2026	281,233.376	12,990.046	20,835.274	0.000	0.000	315,058.784	1,197.223	20,777.634	5.890
12-2027	123,891.272	9,473.769	15,218.314	0.000	0.000	148,583.504	564.617	9,798.847	13.386
12-2028	74,715.696	6,070.540	9,613.422	0.000	0.000	90,399.656	343.518	5,961.716	15.215
12-2029	54,729.776	4,435.768	7,030.902	0.000	0.000	66,196.452	251.546	4,365.553	16.215
12-2030	43,542.512	3,515.542	5,572.788	0.000	0.000	52,630.848	199.997	3,470.920	17.194
12-2031	36,245.832	2,916.211	4,622.826	0.000	0.000	43,784.848	166.382	2,887.542	18.163
12-2032	30,928.326	2,403.572	3,862.340	0.000	0.000	37,194.220	141.338	2,452.900	18.959
12-2033	26,790.118	1,971.012	3,242.146	0.000	0.000	32,003.280	121.612	2,110.566	19.649
12-2034	23,796.166	1,736.085	2,858.388	0.000	0.000	28,390.636	107.884	1,872.318	20.512
12-2035	21,450.110	1,559.365	2,567.814	0.000	0.000	25,577.298	97.194	1,686.783	21.463
12-2036	19,474.320	1,413.876	2,328.437	0.000	0.000	23,216.638	88.223	1,531.101	22.443
12-2037	17,765.110	1,289.966	2,124.170	0.000	0.000	21,179.234	80.481	1,396.738	23.441
12-2038	16,354.322	1,186.538	1,954.487	0.000	0.000	19,495.358	74.082	1,285.688	24.458
12-2039	15,083.095	1,090.662	1,800.978	0.000	0.000	17,974.722	68.304	1,185.405	25.450
12-2040	14,013.076	1,013.777	1,674.086	0.000	0.000	16,700.942	63.464	1,101.401	26.513
12-2041	13,030.985	942.745	1,556.266	0.000	0.000	15,529.992	59.014	1,024.179	27.561
12-2042	12,061.808	862.582	1,420.674	0.000	0.000	14,345.065	54.511	946.035	28.567
12-2043	11,276.916	795.799	1,308.535	0.000	0.000	13,381.254	50.849	882.472	29.784
S Tot	997,321.984	61,411.544	98,582.064	0.000	0.000	1,157,315.968	4,397.799	76,323.160	13.478
After	73,113.768	4,569.480	7,476.497	0.000	0.000	85,159.720	323.607	5,616.151	35.645
Total	1,070,435.776	65,981.024	106,058.560	0.000	0.000	1,242,475.648	4,721.406	81,939.312	15.004

(21) End Mo-Year	(22) Operating Expense M$	(23) Wells Gross Count	(24) Net	(25) Workover Expense M$	(26) 3rd Party COPAS M$	(27) Other Deductions M$	(28) Investment M$	(29) Future Net Cash Flow M$	(30) Cumulative Cash Flow M$	(31) Cum.Cash Flow Disc.@ 10.0% M$
12-2025	11,211.628	97	82.4	84.599	0.000	5,638.978	275,456.000	-128,971.032	-128,971.032	-125,549.240
12-2026	26,598.780	111	89.7	104.432	0.000	7,149.612	14,432.270	244,798.960	115,827.928	86,901.704
12-2027	6,870.596	110	88.1	295.100	0.000	34,385.612	0.000	96,668.704	212,496.640	163,579.504
12-2028	5,383.037	110	87.6	309.503	0.000	23,556.092	39.280	54,806.492	267,303.136	202,978.656
12-2029	5,355.009	110	87.6	307.892	0.000	17,146.576	0.000	38,769.904	306,073.024	228,294.176
12-2030	5,332.077	110	87.1	306.573	0.000	13,569.096	0.000	29,752.160	335,825.184	245,948.128
12-2031	5,312.874	110	86.9	305.469	0.000	11,243.555	0.000	23,869.030	359,694.208	258,819.744
12-2032	5,211.232	110	86.9	299.625	0.000	9,293.363	0.000	19,795.754	379,489.952	268,522.368
12-2033	5,048.910	102	82.8	290.292	0.000	7,662.543	14.667	16,754.694	396,244.640	275,987.104
12-2034	4,975.270	101	82.2	286.058	0.000	6,750.072	261.627	14,137.400	410,382.048	281,709.920
12-2035	4,965.078	100	81.2	285.472	0.000	6,060.822	60.000	12,421.952	422,804.000	286,283.360
12-2036	4,954.886	100	80.7	284.886	0.000	5,492.320	0.000	10,865.219	433,669.216	289,919.776
12-2037	4,934.502	100	80.7	283.714	0.000	5,007.818	0.000	9,475.995	443,145.216	292,802.688
12-2038	4,931.540	100	80.7	283.544	0.000	4,603.828	0.000	8,316.668	451,461.888	295,102.848
12-2039	4,898.962	99	80.1	281.671	0.000	4,231.532	0.000	7,308.848	458,770.752	296,940.480
12-2040	4,898.962	99	80.1	281.671	0.000	3,931.146	34.871	6,389.427	465,160.192	298,400.864
12-2041	4,873.482	99	80.1	280.206	0.000	3,654.020	0.000	5,639.102	470,799.296	299,572.640
12-2042	4,781.754	98	79.1	274.932	0.000	3,346.540	0.000	4,941.299	475,740.608	300,506.080
12-2043	4,776.658	97	78.1	274.639	0.000	3,089.299	120.000	4,187.331	479,927.936	301,224.928
S Tot	125,315.232			5,120.281	0.000	175,812.816	290,418.720	479,927.936	479,927.936	301,224.928
After	39,694.976			2,282.305	0.000	17,918.316	4,686.672	14,637.715	494,565.696	303,159.808
Total	165,010.208			7,402.586	0.000	193,731.136	295,105.408	494,565.664	494,565.696	303,159.808

Prairie Reserves Excluding Bayswater Acquisition

SEC Price (12/31/2024)

Year	WTI Cushing Oil $/STB	Henry Hub Gas $/MMBTU
2025	75.48	2.130
Thereafter	Flat	Flat
Cap	75.48	2.130

Percent	Cum. Disc.
8.0	330,095.232
9.0	316,152.832
10.0	303,159.680
11.0	291,016.736
12.0	279,638.912
13.0	268,951.808

12 Months in first year **39.083 Year Life (01/2064)**

Table I - PD

Composite Reserve Estimates and Economic Forecasts
Prairie Operating Company Interests
Certain Properties in Weld County, Colorado
Proved Developed Reserves
As of December 31, 2024

(1) End Mo-Year	(2) Gross Oil Production MBBLS	(3) Gross Gas Production MMCF	(4) Gross NGL Production MBBLS	(5) Net Oil Production MBBLS	(6) Net Gas Sales MMCF	(7) Net NGL Production MBBLS	(8) Avg Oil Price $/BBL	(9) Avg Gas Price $/MCF	(10) Avg NGL Price $/BBL
12-2025	1,315.5	2,871.2	294.9	855.926	1,637.186	199.363	74.630	1.600	21.633
12-2026	708.4	2,297.7	235.9	474.755	1,293.462	157.386	74.630	1.600	21.633
12-2027	463.7	1,505.5	154.7	316.821	864.464	105.448	74.630	1.600	21.633
12-2028	358.9	1,157.9	118.8	247.542	671.049	81.856	74.630	1.600	21.633
12-2029	297.0	952.7	97.7	203.053	551.495	67.222	74.630	1.600	21.633
12-2030	255.1	814.7	83.5	173.018	468.899	57.096	74.630	1.600	21.633
12-2031	224.4	714.2	73.1	150.437	406.525	49.487	74.630	1.600	21.633
12-2032	200.7	636.6	65.2	134.610	362.661	44.150	74.630	1.600	21.633
12-2033	180.6	566.1	58.2	121.357	323.623	39.561	74.630	1.600	21.633
12-2034	162.6	497.5	51.3	109.133	284.272	34.838	74.630	1.600	21.633
12-2035	148.5	452.4	46.7	99.682	258.514	31.670	74.630	1.600	21.633
12-2036	136.2	414.8	42.8	90.987	236.052	28.907	74.630	1.600	21.633
12-2037	125.2	381.5	39.4	82.764	215.111	26.319	74.630	1.600	21.633
12-2038	115.2	350.8	36.2	76.188	197.895	24.231	74.630	1.600	21.633
12-2039	105.0	313.7	32.7	69.654	178.348	22.037	74.630	1.600	21.633
12-2040	97.1	290.5	30.3	64.373	165.085	20.395	74.630	1.600	21.633
12-2041	89.4	266.5	27.8	59.141	150.979	18.628	74.630	1.600	21.633
12-2042	80.9	233.2	24.2	53.217	130.392	15.981	74.630	1.600	21.633
12-2043	74.9	215.8	22.4	49.207	120.458	14.755	74.630	1.600	21.633
S Tot	5,139.4	14,933.3	1,535.8	3,431.865	8,516.471	1,039.332	74.630	1.600	21.633
After	496.5	1,469.1	152.1	317.443	789.252	96.236	74.630	1.600	21.633
Total	5,635.9	16,402.4	1,687.9	3,749.308	9,305.723	1,135.567	74.630	1.600	21.633
Cum	2,728.2	6,373.6	0.0						
Ult	8,364.1	22,776.0	1,687.9						

(11) End Mo-Year	(12) Oil Revenue M$	(13) Gas Revenue M$	(14) NGL Revenue M$	(15) Hedge Revenue M$	(16) Other Revenue M$	(17) Total Revenue M$	(18) Production Taxes M$	(19) Ad Valorem Taxes M$	(20) $/BOE6
12-2025	63,877.740	2,619.499	4,312.725	0.000	0.000	70,809.968	269.078	4,669.806	7.532
12-2026	35,431.004	2,069.539	3,404.670	0.000	0.000	40,905.220	155.440	2,697.635	10.154
12-2027	23,644.360	1,383.143	2,281.104	0.000	0.000	27,308.608	103.773	1,800.960	14.241
12-2028	18,474.030	1,073.678	1,770.763	0.000	0.000	21,318.470	81.010	1,405.920	15.266
12-2029	15,153.848	882.392	1,454.179	0.000	0.000	17,490.418	66.464	1,153.466	16.128
12-2030	12,912.304	750.238	1,235.140	0.000	0.000	14,897.678	56.611	982.479	16.966
12-2031	11,227.131	650.441	1,070.526	0.000	0.000	12,948.098	49.203	853.907	17.799
12-2032	10,045.951	580.258	955.069	0.000	0.000	11,581.275	44.009	763.767	18.614
12-2033	9,056.896	517.797	855.816	0.000	0.000	10,430.507	39.636	687.876	19.338
12-2034	8,144.593	454.835	753.637	0.000	0.000	9,353.065	35.542	616.820	19.853
12-2035	7,439.277	413.622	685.105	0.000	0.000	8,538.006	32.444	563.068	20.669
12-2036	6,790.392	377.683	625.335	0.000	0.000	7,793.411	29.615	513.963	21.573
12-2037	6,176.702	344.178	569.357	0.000	0.000	7,090.237	26.943	467.590	22.526
12-2038	5,685.892	316.632	524.186	0.000	0.000	6,526.710	24.802	430.426	23.542
12-2039	5,198.272	285.357	476.711	0.000	0.000	5,960.340	22.649	393.075	24.464
12-2040	4,804.154	264.136	441.207	0.000	0.000	5,509.496	20.936	363.343	25.626
12-2041	4,413.678	241.567	402.974	0.000	0.000	5,058.218	19.221	333.582	26.719
12-2042	3,971.559	208.627	345.714	0.000	0.000	4,525.900	17.198	298.476	27.551
12-2043	3,672.349	192.733	319.194	0.000	0.000	4,184.277	15.900	275.946	28.901
S Tot	256,120.144	13,626.353	22,483.412	0.000	0.000	292,229.888	1,110.473	19,272.104	15.028
After	23,690.758	1,262.804	2,081.822	0.000	0.000	27,035.380	102.734	1,782.941	35.345
Total	279,810.912	14,889.157	24,565.234	0.000	0.000	319,265.280	1,213.208	21,055.046	16.749

(21) End Mo-Year	(22) Operating Expense M$	(23) Wells Gross Count	(24) Net	(25) Workover Expense M$	(26) 3rd Party COPAS M$	(27) Other Deductions M$	(28) Investment M$	(29) Future Net Cash Flow M$	(30) Cumulative Cash Flow M$	(31) Cum.Cash Flow Disc.@ 10.0% M$
12-2025	3,754.892	34	30.2	84.599	0.000	5,638.978	3,152.992	53,239.612	53,239.612	50,530.128
12-2026	3,955.866	34	30.2	84.219	0.000	4,008.094	0.000	30,003.958	83,243.568	76,678.944
12-2027	1,969.024	33	29.3	101.275	0.000	5,469.410	0.000	17,864.164	101,107.728	90,799.120
12-2028	1,789.110	33	28.8	102.867	0.000	4,406.706	39.280	13,493.573	114,601.304	100,486.040
12-2029	1,761.082	33	28.8	101.255	0.000	3,599.648	0.000	10,808.504	125,409.808	107,537.976
12-2030	1,738.150	33	28.3	99.937	0.000	3,052.816	0.000	8,967.686	134,377.488	112,856.656
12-2031	1,718.947	33	28.1	98.833	0.000	2,638.444	0.000	7,588.764	141,966.256	116,947.304
12-2032	1,717.896	33	28.1	98.772	0.000	2,348.292	0.000	6,608.540	148,574.800	120,185.280
12-2033	1,696.547	33	28.0	97.545	0.000	2,093.087	0.000	5,815.817	154,390.624	122,775.688
12-2034	1,622.906	32	27.4	93.311	0.000	1,840.533	39.280	5,104.672	159,495.296	124,843.304
12-2035	1,612.714	31	26.4	92.725	0.000	1,670.921	60.000	4,506.132	164,001.424	126,502.320
12-2036	1,602.522	31	25.9	92.139	0.000	1,522.330	0.000	4,032.841	168,034.272	127,852.024
12-2037	1,582.138	31	25.9	90.967	0.000	1,384.242	0.000	3,538.358	171,572.624	128,928.416
12-2038	1,579.177	31	25.9	90.796	0.000	1,270.949	0.000	3,130.561	174,703.184	129,794.200
12-2039	1,546.598	30	25.3	88.923	0.000	1,146.101	0.000	2,762.994	177,466.176	130,488.872
12-2040	1,546.598	30	25.3	88.923	0.000	1,058.901	34.871	2,395.924	179,862.096	131,036.456
12-2041	1,521.118	30	25.3	87.458	0.000	967.448	0.000	2,129.392	181,991.488	131,478.944
12-2042	1,429.390	29	24.3	82.184	0.000	839.513	0.000	1,859.138	183,850.624	131,830.160
12-2043	1,424.294	28	23.3	81.891	0.000	773.391	120.000	1,492.853	185,343.472	132,086.256
S Tot	35,568.968			1,758.620	0.000	45,729.796	3,446.424	185,343.472	185,343.472	132,086.256
After	12,361.419			710.733	0.000	5,008.274	1,397.463	5,671.814	191,015.264	132,832.280
Total	47,930.388			2,469.354	0.000	50,738.072	4,843.886	191,015.280	191,015.264	132,832.280

SEC Price (12/31/2024)

Year	WTI Cushing Oil $/STB	Henry Hub Gas $/MMBTU
2025	75.48	2.130
Thereafter	Flat	Flat
Cap	75.48	2.130

Percent	Cum. Disc.
8.0	140,649.760
9.0	136,586.192
10.0	132,832.248
11.0	129,353.168
12.0	126,119.064
13.0	123,104.104

Prairie Reserves Excluding Bayswater Acquisition

12 Months in first year **33.583 Year Life (07/2058)**

Table I - PDP

Composite Reserve Estimates and Economic Forecasts
Prairie Operating Company Interests
Certain Properties in Weld County, Colorado
Proved Developed Producing Reserves
As of December 31, 2024

(1) End Mo-Year	(2) Gross Oil Production MBBLS	(3) Gross Gas Production MMCF	(4) Gross NGL Production MBBLS	(5) Net Oil Production MBBLS	(6) Net Gas Sales MMCF	(7) Net NGL Production MBBLS	(8) Avg Oil Price $/BBL	(9) Avg Gas Price $/MCF	(10) Avg NGL Price $/BBL
12-2025	377.9	1,205.3	123.3	289.356	780.383	95.538	74.630	1.600	21.633
12-2026	282.4	863.8	88.2	215.466	557.791	68.240	74.630	1.600	21.633
12-2027	228.8	683.1	70.0	172.785	441.610	54.208	74.630	1.600	21.633
12-2028	194.4	578.0	59.1	146.238	372.512	45.681	74.630	1.600	21.633
12-2029	169.8	504.2	51.5	124.455	320.382	39.216	74.630	1.600	21.633
12-2030	151.2	448.7	45.8	108.603	280.226	34.234	74.630	1.600	21.633
12-2031	136.4	405.0	41.3	95.771	247.070	30.165	74.630	1.600	21.633
12-2032	124.3	368.9	37.6	87.090	224.568	27.416	74.630	1.600	21.633
12-2033	113.2	330.1	33.9	79.317	201.837	24.804	74.630	1.600	21.633
12-2034	102.2	286.5	29.6	71.443	175.348	21.639	74.630	1.600	21.633
12-2035	93.8	261.6	27.0	65.554	159.997	19.732	74.630	1.600	21.633
12-2036	86.3	240.6	24.9	59.840	146.136	18.011	74.630	1.600	21.633
12-2037	79.4	221.4	22.9	54.150	132.442	16.302	74.630	1.600	21.633
12-2038	72.9	202.7	21.0	49.756	121.423	14.965	74.630	1.600	21.633
12-2039	65.7	175.9	18.5	45.124	107.238	13.420	74.630	1.600	21.633
12-2040	60.4	161.8	17.1	41.514	98.659	12.346	74.630	1.600	21.633
12-2041	55.1	145.8	15.4	37.764	88.697	11.081	74.630	1.600	21.633
12-2042	48.8	119.9	12.6	33.197	71.922	8.896	74.630	1.600	21.633
12-2043	44.8	109.4	11.5	30.457	65.567	8.104	74.630	1.600	21.633
S Tot	2,487.8	7,312.9	750.9	1,807.879	4,593.807	563.997	74.630	1.600	21.633
After	237.0	499.9	52.3	159.214	292.718	36.067	74.630	1.600	21.633
Total	2,724.8	7,812.8	803.1	1,967.093	4,886.524	600.064	74.630	1.600	21.633
Cum	2,538.0	5,982.6	0.0						
Ult	5,262.8	13,795.4	803.1						

(11) End Mo-Year	(12) Oil Revenue M$	(13) Gas Revenue M$	(14) NGL Revenue M$	(15) Hedge Revenue M$	(16) Other Revenue M$	(17) Total Revenue M$	(18) Production Taxes M$	(19) Ad Valorem Taxes M$	(20) $/BOE6
12-2025	21,594.638	1,248.613	2,066.735	0.000	0.000	24,909.978	94.658	1,642.774	14.025
12-2026	16,080.249	892.466	1,476.213	0.000	0.000	18,448.928	70.106	1,216.678	14.756
12-2027	12,894.931	706.576	1,172.652	0.000	0.000	14,774.160	56.142	974.333	15.484
12-2028	10,913.763	596.019	988.190	0.000	0.000	12,497.971	47.492	824.222	16.295
12-2029	9,288.060	512.611	848.349	0.000	0.000	10,649.019	40.466	702.286	17.147
12-2030	8,105.042	448.362	740.561	0.000	0.000	9,293.964	35.317	612.922	17.967
12-2031	7,147.382	395.312	652.537	0.000	0.000	8,195.230	31.142	540.463	18.794
12-2032	6,499.526	359.308	593.075	0.000	0.000	7,451.910	28.317	491.442	19.579
12-2033	5,919.412	322.939	536.570	0.000	0.000	6,778.920	25.760	447.059	20.239
12-2034	5,331.774	280.556	468.108	0.000	0.000	6,080.436	23.106	400.995	20.599
12-2035	4,892.308	255.995	426.857	0.000	0.000	5,575.161	21.186	367.673	21.408
12-2036	4,465.826	233.817	389.633	0.000	0.000	5,089.276	19.339	335.630	22.354
12-2037	4,041.225	211.908	352.652	0.000	0.000	4,605.785	17.502	303.744	23.382
12-2038	3,713.315	194.277	323.727	0.000	0.000	4,231.318	16.079	279.049	24.495
12-2039	3,367.576	171.580	290.305	0.000	0.000	3,829.461	14.552	252.547	25.479
12-2040	3,098.170	157.854	267.080	0.000	0.000	3,523.104	13.388	232.343	26.822
12-2041	2,818.349	141.915	239.709	0.000	0.000	3,199.972	12.160	211.033	28.076
12-2042	2,477.490	115.076	192.446	0.000	0.000	2,785.012	10.583	183.667	28.981
12-2043	2,272.974	104.908	175.305	0.000	0.000	2,553.186	9.702	168.379	30.613
S Tot	134,922.000	7,350.092	12,200.705	0.000	0.000	154,472.768	586.997	10,187.239	18.413
After	11,882.167	468.348	780.227	0.000	0.000	13,130.744	49.897	865.952	38.048
Total	146,804.160	7,818.440	12,980.932	0.000	0.000	167,603.520	636.893	11,053.191	19.846

(21) End Mo-Year	(22) Operating Expense M$	(23) Wells Gross Count	(24) Net	(25) Workover Expense M$	(26) 3rd Party COPAS M$	(27) Other Deductions M$	(28) Investment M$	(29) Future Net Cash Flow M$	(30) Cumulative Cash Flow M$	(31) Cum.Cash Flow Disc.@ 10.0% M$
12-2025	1,360.673	24	22.3	78.233	0.000	5,314.412	0.000	16,419.233	16,419.233	15,708.169
12-2026	1,343.992	24	22.3	77.274	0.000	3,784.362	0.000	11,956.516	28,375.748	26,097.258
12-2027	1,308.168	23	21.4	75.215	0.000	2,977.162	0.000	9,383.138	37,758.888	33,505.872
12-2028	1,305.620	23	20.9	75.068	0.000	2,497.750	39.280	7,708.538	45,467.424	39,036.956
12-2029	1,277.592	23	20.9	73.457	0.000	2,135.632	0.000	6,419.588	51,887.012	43,224.124
12-2030	1,254.660	23	20.4	72.138	0.000	1,863.352	0.000	5,455.576	57,342.588	46,459.432
12-2031	1,235.457	23	20.2	71.034	0.000	1,635.871	0.000	4,681.264	62,023.852	48,982.492
12-2032	1,234.406	23	20.2	70.973	0.000	1,481.509	0.000	4,145.263	66,169.116	51,013.300
12-2033	1,213.057	23	20.1	69.746	0.000	1,329.642	0.000	3,693.656	69,862.776	52,658.368
12-2034	1,139.416	22	19.5	65.512	0.000	1,158.465	39.280	3,253.661	73,116.440	53,976.444
12-2035	1,129.224	21	18.5	64.926	0.000	1,054.674	60.000	2,877.478	75,993.920	55,035.948
12-2036	1,119.032	21	18.0	64.340	0.000	960.477	0.000	2,590.458	78,584.376	55,902.996
12-2037	1,098.648	21	18.0	63.168	0.000	868.218	0.000	2,254.504	80,838.880	56,588.852
12-2038	1,095.686	21	18.0	62.998	0.000	794.104	0.000	1,983.403	82,822.280	57,137.408
12-2039	1,063.108	20	17.4	61.125	0.000	703.142	0.000	1,734.988	84,557.264	57,573.656
12-2040	1,063.108	20	17.4	61.125	0.000	645.540	34.871	1,472.729	86,029.992	57,910.268
12-2041	1,037.628	20	17.4	59.660	0.000	580.249	0.000	1,299.242	87,329.232	58,180.288
12-2042	945.900	19	16.4	54.386	0.000	476.758	0.000	1,113.718	88,442.952	58,390.712
12-2043	940.804	18	15.4	54.093	0.000	433.264	120.000	826.945	89,269.896	58,532.468
S Tot	22,166.180			1,274.468	0.000	30,694.588	293.432	89,269.896	89,269.896	58,532.468
After	6,471.484			372.085	0.000	1,962.374	923.081	2,485.870	91,755.776	58,887.904
Total	28,637.664			1,646.553	0.000	32,656.962	1,216.513	91,755.768	91,755.776	58,887.904

SEC Price (12/31/2024)

Year	WTI Cushing Oil $/STB	Henry Hub Gas $/MMBTU
2025	75.48	2.130
Thereafter	Flat	Flat
Cap	75.48	2.130

Percent	Cum. Disc.
8.0	63,257.796
9.0	60,982.288
10.0	58,887.912
11.0	56,954.696
12.0	55,165.312
13.0	53,504.696

Prairie Reserves Excluding Bayswater Acquisition

12 Months in first year **32.167 Year Life (03/2057)**

Table I - PDNP

Composite Reserve Estimates and Economic Forecasts
Prairie Operating Company Interests
Certain Properties in Weld County, Colorado
Proved Developed Non-Producing Reserves
As of December 31, 2024

(1) End Mo-Year	(2) Gross Oil Production MBBLS	(3) Gross Gas Production MMCF	(4) Gross NGL Production MBBLS	(5) Net Oil Production MBBLS	(6) Net Gas Sales MMCF	(7) Net NGL Production MBBLS	(8) Avg Oil Price $/BBL	(9) Avg Gas Price $/MCF	(10) Avg NGL Price $/BBL
12-2025	937.5	1,665.9	171.6	566.570	856.804	103.824	74.630	1.600	21.633
12-2026	426.0	1,433.9	147.7	259.289	735.671	89.146	74.630	1.600	21.633
12-2027	234.9	822.4	84.7	144.036	422.854	51.240	74.630	1.600	21.633
12-2028	164.5	579.9	59.7	101.303	298.537	36.176	74.630	1.600	21.633
12-2029	127.2	448.5	46.2	78.598	231.113	28.005	74.630	1.600	21.633
12-2030	103.9	366.0	37.7	64.415	188.672	22.863	74.630	1.600	21.633
12-2031	88.0	309.1	31.8	54.666	159.455	19.322	74.630	1.600	21.633
12-2032	76.4	267.6	27.6	47.520	138.094	16.734	74.630	1.600	21.633
12-2033	67.5	236.0	24.3	42.040	121.786	14.758	74.630	1.600	21.633
12-2034	60.4	211.0	21.7	37.690	108.924	13.199	74.630	1.600	21.633
12-2035	54.7	190.8	19.7	34.128	98.517	11.938	74.630	1.600	21.633
12-2036	49.9	174.1	17.9	31.148	89.916	10.896	74.630	1.600	21.633
12-2037	45.8	160.1	16.5	28.614	82.669	10.018	74.630	1.600	21.633
12-2038	42.3	148.1	15.3	26.431	76.472	9.267	74.630	1.600	21.633
12-2039	39.3	137.8	14.2	24.530	71.110	8.617	74.630	1.600	21.633
12-2040	36.6	128.7	13.3	22.859	66.426	8.049	74.630	1.600	21.633
12-2041	34.3	120.7	12.4	21.377	62.283	7.547	74.630	1.600	21.633
12-2042	32.1	113.4	11.7	20.020	58.469	7.085	74.630	1.600	21.633
12-2043	30.1	106.4	11.0	18.751	54.891	6.652	74.630	1.600	21.633
S Tot	2,651.6	7,620.4	784.9	1,623.987	3,922.664	475.335	74.630	1.600	21.633
After	259.5	969.2	99.8	158.228	496.535	60.168	74.630	1.600	21.633
Total	2,911.1	8,589.6	884.7	1,782.215	4,419.198	535.503	74.630	1.600	21.633
Cum	190.2	391.0	0.0						
Ult	3,101.3	8,980.6	884.7						

(11) End Mo-Year	(12) Oil Revenue M$	(13) Gas Revenue M$	(14) NGL Revenue M$	(15) Hedge Revenue M$	(16) Other Revenue M$	(17) Total Revenue M$	(18) Production Taxes M$	(19) Ad Valorem Taxes M$	(20) $/BOE6
12-2025	42,283.104	1,370.886	2,245.990	0.000	0.000	45,899.980	174.420	3,027.032	3.508
12-2026	19,350.756	1,177.073	1,928.456	0.000	0.000	22,456.288	85.334	1,480.957	6.463
12-2027	10,749.427	676.567	1,108.452	0.000	0.000	12,534.445	47.631	826.627	12.829
12-2028	7,560.268	477.659	782.573	0.000	0.000	8,820.500	33.518	581.698	13.864
12-2029	5,865.786	369.781	605.830	0.000	0.000	6,841.397	25.997	451.179	14.597
12-2030	4,807.260	301.876	494.578	0.000	0.000	5,603.714	21.294	369.556	15.361
12-2031	4,079.750	255.128	417.989	0.000	0.000	4,752.866	18.061	313.444	16.139
12-2032	3,546.424	220.950	361.993	0.000	0.000	4,129.366	15.692	272.325	16.927
12-2033	3,137.482	194.858	319.246	0.000	0.000	3,651.586	13.876	240.816	17.722
12-2034	2,812.820	174.279	285.529	0.000	0.000	3,272.629	12.436	215.825	18.524
12-2035	2,546.968	157.627	258.248	0.000	0.000	2,962.844	11.259	195.395	19.338
12-2036	2,324.566	143.866	235.703	0.000	0.000	2,704.135	10.276	178.333	20.166
12-2037	2,135.478	132.270	216.705	0.000	0.000	2,484.453	9.441	163.846	21.007
12-2038	1,972.578	122.355	200.460	0.000	0.000	2,295.392	8.722	151.378	21.861
12-2039	1,830.696	113.777	186.406	0.000	0.000	2,130.880	8.097	140.528	22.730
12-2040	1,705.984	106.282	174.126	0.000	0.000	1,986.392	7.548	130.999	23.611
12-2041	1,595.330	99.652	163.265	0.000	0.000	1,858.247	7.061	122.548	24.507
12-2042	1,494.069	93.551	153.269	0.000	0.000	1,740.889	6.615	114.809	25.430
12-2043	1,399.375	87.826	143.889	0.000	0.000	1,631.091	6.198	107.568	26.422
S Tot	121,198.112	6,276.262	10,282.707	0.000	0.000	137,757.104	523.477	9,084.864	11.181
After	11,808.586	794.456	1,301.595	0.000	0.000	13,904.637	52.838	916.989	33.112
Total	133,006.696	7,070.718	11,584.302	0.000	0.000	151,661.744	576.315	10,001.853	13.324

(21) End Mo-Year	(22) Operating Expense M$	(23) Wells Gross Count	(24) Net	(25) Workover Expense M$	(26) 3rd Party COPAS M$	(27) Other Deductions M$	(28) Investment M$	(29) Future Net Cash Flow M$	(30) Cumulative Cash Flow M$	(31) Cum.Cash Flow Disc.@ 10.0% M$
12-2025	2,394.219	10	7.9	6.366	0.000	324.565	3,152.992	36,820.388	36,820.388	34,821.960
12-2026	2,611.875	10	7.9	6.945	0.000	223.730	0.000	18,047.444	54,867.832	50,581.680
12-2027	660.856	10	7.9	26.061	0.000	2,492.248	0.000	8,481.024	63,348.856	57,293.240
12-2028	483.490	10	7.9	27.799	0.000	1,908.957	0.000	5,785.037	69,133.896	61,449.080
12-2029	483.490	10	7.9	27.799	0.000	1,464.016	0.000	4,388.916	73,522.816	64,313.844
12-2030	483.490	10	7.9	27.799	0.000	1,189.464	0.000	3,512.111	77,034.928	66,397.212
12-2031	483.490	10	7.9	27.799	0.000	1,002.573	0.000	2,907.500	79,942.432	67,964.800
12-2032	483.490	10	7.9	27.799	0.000	866.782	0.000	2,463.278	82,405.712	69,171.968
12-2033	483.490	10	7.9	27.799	0.000	763.444	0.000	2,122.160	84,527.872	70,117.312
12-2034	483.490	10	7.9	27.799	0.000	682.068	0.000	1,851.011	86,378.880	70,866.848
12-2035	483.490	10	7.9	27.799	0.000	616.248	0.000	1,628.653	88,007.536	71,466.352
12-2036	483.490	10	7.9	27.799	0.000	561.853	0.000	1,442.384	89,449.920	71,949.008
12-2037	483.490	10	7.9	27.799	0.000	516.024	0.000	1,283.853	90,733.776	72,339.544
12-2038	483.490	10	7.9	27.799	0.000	476.845	0.000	1,147.158	91,880.936	72,656.768
12-2039	483.490	10	7.9	27.799	0.000	442.959	0.000	1,028.006	92,908.944	72,915.192
12-2040	483.490	10	7.9	27.799	0.000	413.361	0.000	923.195	93,832.136	73,126.168
12-2041	483.490	10	7.9	27.799	0.000	387.199	0.000	830.150	94,662.288	73,298.632
12-2042	483.490	10	7.9	27.799	0.000	362.755	0.000	745.420	95,407.712	73,439.424
12-2043	483.490	10	7.9	27.799	0.000	340.127	0.000	665.908	96,073.624	73,553.768
S Tot	13,402.790			484.152	0.000	15,035.218	3,152.992	96,073.624	96,073.624	73,553.768
After	5,889.937			338.648	0.000	3,045.900	474.382	3,185.944	99,259.560	73,944.336
Total	19,292.728			822.801	0.000	18,081.118	3,627.374	99,259.568	99,259.560	73,944.336

Prairie Reserves Excluding Bayswater Acquisition

SEC Price (12/31/2024)

Year	WTI Cushing Oil $/STB	Henry Hub Gas $/MMBTU
2025	75.48	2.130
Thereafter	Flat	Flat
Cap	75.48	2.130

Percent	Cum. Disc.
8.0	77,391.944
9.0	75,603.936
10.0	73,944.344
11.0	72,398.480
12.0	70,953.752
13.0	69,599.400

12 Months in first year **33.583 Year Life (07/2058)**

Table I - PUD

Composite Reserve Estimates and Economic Forecasts
Prairie Operating Company Interests
Certain Properties in Weld County, Colorado
Proved Undeveloped Reserves
As of December 31, 2024

(1) End Mo-Year	(2) Gross Oil Production MBBLS	(3) Gross Gas Production MMCF	(4) Gross NGL Production MBBLS	(5) Net Oil Production MBBLS	(6) Net Gas Sales MMCF	(7) Net NGL Production MBBLS	(8) Avg Oil Price $/BBL	(9) Avg Gas Price $/MCF	(10) Avg NGL Price $/BBL
12-2025	1,953.7	3,718.5	335.5	1,300.569	1,952.618	216.225	74.630	1.600	21.633
12-2026	5,165.3	12,933.5	1,274.6	3,293.615	6,825.312	805.757	74.630	1.600	21.633
12-2027	2,123.4	9,442.3	929.4	1,343.253	5,056.644	598.043	74.630	1.600	21.633
12-2028	1,204.2	6,011.5	577.0	753.606	3,123.036	362.540	74.630	1.600	21.633
12-2029	851.3	4,270.3	409.7	530.295	2,220.859	257.793	74.630	1.600	21.633
12-2030	660.7	3,323.9	318.7	410.428	1,728.314	200.515	74.630	1.600	21.633
12-2031	540.6	2,724.5	261.0	335.236	1,416.105	164.211	74.630	1.600	21.633
12-2032	448.3	2,137.0	209.1	279.812	1,139.572	134.393	74.630	1.600	21.633
12-2033	377.0	1,635.4	166.0	237.615	908.259	110.312	74.630	1.600	21.633
12-2034	333.0	1,440.9	146.4	209.722	800.781	97.295	74.630	1.600	21.633
12-2035	298.3	1,287.8	130.9	187.737	716.089	87.031	74.630	1.600	21.633
12-2036	270.2	1,164.2	118.3	169.958	647.621	78.729	74.630	1.600	21.633
12-2037	247.0	1,062.2	108.0	155.278	591.117	71.874	74.630	1.600	21.633
12-2038	227.5	976.7	99.3	142.951	543.691	66.118	74.630	1.600	21.633
12-2039	210.9	904.0	91.9	132.451	503.315	61.216	74.630	1.600	21.633
12-2040	196.6	841.3	85.6	123.394	468.526	56.992	74.630	1.600	21.633
12-2041	184.0	786.8	80.0	115.467	438.236	53.313	74.630	1.600	21.633
12-2042	172.8	733.8	74.6	108.405	408.722	49.692	74.630	1.600	21.633
12-2043	162.4	670.0	68.0	101.897	376.916	45.734	74.630	1.600	21.633
S Tot	15,627.2	56,064.5	5,484.1	9,931.689	29,865.738	3,517.782	74.630	1.600	21.633
After	1,069.3	3,499.5	354.7	662.240	2,066.672	249.377	74.630	1.600	21.633
Total	16,696.5	59,564.0	5,838.8	10,593.930	31,932.410	3,767.160	74.630	1.600	21.633
Cum	0.0	0.0	0.0						
Ult	16,696.5	59,564.0	5,838.8						

(11) End Mo-Year	(12) Oil Revenue M$	(13) Gas Revenue M$	(14) NGL Revenue M$	(15) Hedge Revenue M$	(16) Other Revenue M$	(17) Total Revenue M$	(18) Production Taxes M$	(19) Ad Valorem Taxes M$	(20) $/BOE6
12-2025	97,061.480	3,124.190	4,677.506	0.000	0.000	104,863.136	398.480	6,915.563	4.221
12-2026	245,802.448	10,920.508	17,430.608	0.000	0.000	274,153.472	1,041.783	18,080.010	5.208
12-2027	100,246.960	8,090.626	12,937.208	0.000	0.000	121,274.848	460.844	7,997.888	13.210
12-2028	56,241.624	4,996.861	7,842.660	0.000	0.000	69,081.144	262.508	4,555.793	15.201
12-2029	39,575.936	3,553.376	5,576.722	0.000	0.000	48,706.048	185.083	3,212.086	16.243
12-2030	30,630.186	2,765.304	4,337.646	0.000	0.000	37,733.152	143.386	2,488.441	17.274
12-2031	25,018.696	2,265.770	3,552.303	0.000	0.000	30,836.764	117.180	2,033.637	18.298
12-2032	20,882.366	1,823.313	2,907.271	0.000	0.000	25,612.950	97.329	1,689.134	19.098
12-2033	17,733.234	1,453.215	2,386.330	0.000	0.000	21,572.776	81.977	1,422.691	19.784
12-2034	15,651.574	1,281.250	2,104.750	0.000	0.000	19,037.576	72.343	1,255.498	20.802
12-2035	14,010.848	1,145.742	1,882.709	0.000	0.000	17,039.292	64.749	1,123.715	21.820
12-2036	12,683.936	1,036.194	1,703.102	0.000	0.000	15,423.227	58.608	1,017.138	22.838
12-2037	11,588.414	945.788	1,554.814	0.000	0.000	14,089.013	53.538	929.148	23.855
12-2038	10,668.428	869.906	1,430.301	0.000	0.000	12,968.640	49.281	855.261	24.871
12-2039	9,884.816	805.305	1,324.267	0.000	0.000	12,014.385	45.655	792.330	25.888
12-2040	9,208.923	749.642	1,232.880	0.000	0.000	11,191.440	42.527	738.058	26.904
12-2041	8,617.311	701.178	1,153.292	0.000	0.000	10,471.781	39.793	690.597	27.925
12-2042	8,090.256	653.955	1,074.959	0.000	0.000	9,819.169	37.313	647.559	28.982
12-2043	7,604.564	603.065	989.341	0.000	0.000	9,196.972	34.948	606.526	30.143
S Tot	741,201.920	47,785.184	76,098.672	0.000	0.000	865,085.888	3,287.326	57,051.064	12.979
After	49,423.000	3,306.676	5,394.676	0.000	0.000	58,124.352	220.873	3,833.210	35.777
Total	790,624.896	51,091.860	81,493.344	0.000	0.000	923,210.240	3,508.198	60,884.276	14.430

(21) End Mo-Year	(22) Operating Expense M$	(23) Wells Gross Count	(24) Wells Net	(25) Workover Expense M$	(26) 3rd Party COPAS M$	(27) Other Deductions M$	(28) Investment M$	(29) Future Net Cash Flow M$	(30) Cumulative Cash Flow M$	(31) Cum.Cash Flow Disc.@ 10.0% M$
12-2025	7,456.736	63	52.2	0.000	0.000	0.000	272,303.008	-182,210.704	-182,210.704	-176,079.376
12-2026	22,642.916	77	59.6	20.213	0.000	3,141.509	14,432.270	214,794.992	32,584.288	10,222.768
12-2027	4,901.574	77	58.8	193.824	0.000	28,916.194	0.000	78,804.512	111,388.800	72,780.368
12-2028	3,593.926	77	58.8	206.637	0.000	19,149.386	0.000	41,312.900	152,701.696	102,492.568
12-2029	3,593.926	77	58.8	206.637	0.000	13,546.929	0.000	27,961.384	180,663.072	120,756.144
12-2030	3,593.926	77	58.8	206.637	0.000	10,516.292	0.000	20,784.466	201,447.536	133,091.424
12-2031	3,593.926	77	58.8	206.637	0.000	8,605.111	0.000	16,280.280	217,727.808	141,872.384
12-2032	3,493.336	77	58.8	200.853	0.000	6,945.072	0.000	13,187.224	230,915.040	148,337.024
12-2033	3,352.362	69	54.8	192.748	0.000	5,569.458	14.667	10,938.870	241,853.904	153,211.344
12-2034	3,352.362	69	54.8	192.748	0.000	4,909.548	222.347	9,032.728	250,886.624	156,866.560
12-2035	3,352.362	69	54.8	192.748	0.000	4,389.901	0.000	7,915.822	258,802.448	159,780.992
12-2036	3,352.362	69	54.8	192.748	0.000	3,969.998	0.000	6,832.376	265,634.832	162,067.696
12-2037	3,352.362	69	54.8	192.748	0.000	3,623.580	0.000	5,937.633	271,572.480	163,874.192
12-2038	3,352.362	69	54.8	192.748	0.000	3,332.880	0.000	5,186.102	276,758.592	165,308.560
12-2039	3,352.362	69	54.8	192.748	0.000	3,085.438	0.000	4,545.856	281,304.448	166,451.520
12-2040	3,352.362	69	54.8	192.748	0.000	2,872.246	0.000	3,993.501	285,297.952	167,364.320
12-2041	3,352.362	69	54.8	192.748	0.000	2,686.574	0.000	3,509.708	288,807.648	168,093.600
12-2042	3,352.362	69	54.8	192.748	0.000	2,507.030	0.000	3,082.158	291,889.792	168,675.824
12-2043	3,352.362	69	54.8	192.748	0.000	2,315.908	0.000	2,694.477	294,584.256	169,138.576
S Tot	89,746.240			3,361.660	0.000	130,083.056	286,972.256	294,584.256	294,584.256	169,138.576
After	27,333.542			1,571.572	0.000	12,910.049	3,289.209	8,965.899	303,550.240	170,327.392
Total	117,079.784			4,933.232	0.000	142,993.104	290,261.472	303,550.144	303,550.240	170,327.392

Prairie Reserves Excluding Bayswater Acquisition

SEC Price (12/31/2024)

Year	WTI Cushing Oil $/STB	Henry Hub Gas $/MMBTU
2025	75.48	2.130
Thereafter	Flat	Flat
Cap	75.48	2.130

Percent	Cum. Disc.
8.0	189,445.408
9.0	179,566.720
10.0	170,327.344
11.0	161,663.600
12.0	153,519.792
13.0	145,847.616

12 Months in first year   39.083 Year Life (01/2064)

APPENDIX
Explanatory Comments for Summary Tables

HEADINGS

Table I
Description of Table Information
Identity of Interest Evaluated
Property Description - Location
Reserve Classification and Development Status
Effective Date of Evaluation

FORECAST

(Columns)

(1) (11) (21)	Calendar or Fiscal years/months commencing on effective date.
(2) (3) (4)	Gross Production (8/8th) for the years/months which are economical. These are expressed as thousands of barrels (Mbbl) and millions of cubic feet (MMcf) of gas at standard conditions. Total future production, cumulative production to effective date, and ultimate recovery at the effective date are shown following the annual/monthly forecasts.
(5) (6) (7)	Net Production accruable to evaluated interest is calculated by multiplying the revenue interest times the gross production. These values take into account changes in interest and gas shrinkage.
(8)	Average (volume weighted) gross liquid price per barrel before deducting production-severance taxes.
(9)	Average (volume weighted) gross gas price per Mcf before deducting production-severance taxes.
(10)	Average (volume weighted) gross NGL price per barrel before deducting production-severance taxes.
(12)	Revenue derived from oil sales -- column (5) times column (8).
(13)	Revenue derived from gas sales -- column (6) times column (9).
(14)	Revenue derived from NGL sales -- column (7) times column (10).
(15)	Revenue derived from hedge sources.
(16)	Revenue not derived from column (12) through column (15); may include electrical sales revenue and saltwater disposal revenue.
(17)	Total Revenue – sum of column (12) through column (16).
(18)	Production-Severance taxes deducted from gross oil, gas and NGL revenue.
(19)	Ad Valorem taxes.
(20)	$/BOE6 – is the total of column (22), column (25), column (26), and column (27) divided by Barrels of Oil Equivalent ("BOE"). BOE is net oil production column (5) plus net gas production column (6) converted to oil at six Mcf gas per one bbl oil plus net NGL production column (7) converted to oil at one bbl NGL per 0.65 bbls of oil.
(22)	Operating Expenses are direct operating expenses to the evaluated working interest and may include combined fixed rate administrative overhead charges for operated oil and gas producers known as COPAS.
(23)	Average gross wells.
(24)	Average net wells are gross wells times working interest.
(25)	Work-over Expenses are non-direct operating expenses and may include maintenance, well service, compressor, tubing, and pump repair.
(26)	3rd Party COPAS are combined fixed rate administrative overhead charges for non-operated oil and gas producers.
(27)	Other Deductions may include compression-gathering expenses, transportation costs and water disposal costs.
(28)	Investments, if any, include re-completions, future drilling costs, pumping units, etc. and may include either tangible or intangible or both, and the costs for plugging and the salvage value of equipment at abandonment may be shown as negative investments at end of life.
(29) (30)	Future Net Cash Flow is column (17) less the total of column (18), column (19), column (22), column (25), column (26), column (27), and column (28). The data in column (29) are accumulated in column (30). Federal income taxes have not been considered.
(31)	Cumulative Discounted Cash Flow is calculated by discounting monthly cash flows at the specified annual rates.

MISCELLANEOUS

DCF Profile	• The cumulative cash flow discounted at six different interest rates are shown at the bottom of columns (30-31). Interest has been compounded monthly. The DCF's for the "Without Hedge" case may be shown to the left of the main DCF profile.
Life	• The economic life of the appraised property is noted in the lower right-hand corner of the table.
Footnotes	• Comments regarding the evaluation may be shown in the lower left-hand footnotes.
Price Deck	• A table of oil and gas prices, price caps and escalation rates may be shown in the lower middle footnotes.

APPENDIX

Methods Employed in the Estimation of Reserves

The four methods customarily employed in the estimation of reserves are (1) *production performance*, (2) *material balance*, (3) *volumetric* and (4) *analogy*. Most estimates, although based primarily on one method, utilize other methods depending on the nature and extent of the data available and the characteristics of the reservoirs.

Basic information includes production, pressure, geological and laboratory data. However, a large variation exists in the quality, quantity and types of information available on individual properties. Operators are generally required by regulatory authorities to file monthly production reports and may be required to measure and report periodically such data as well pressures, gas-oil ratios, well tests, etc. As a general rule, an operator has complete discretion in obtaining and/or making available geological and engineering data. The resulting lack of uniformity in data renders impossible the application of identical methods to all properties, and may result in significant differences in the accuracy and reliability of estimates.

A brief discussion of each method, its basis, data requirements, applicability and generalization as to its relative degree of accuracy follows:

Production performance. This method employs graphical analyses of production data on the premise that all factors which have controlled the performance to date will continue to control and that historical trends can be extrapolated to predict future performance. The only information required is production history. Capacity production can usually be analyzed from graphs of rates versus time or cumulative production. This procedure is referred to as "decline curve" analysis. Both capacity and restricted production can, in some cases, be analyzed from graphs of producing rate relationships of the various production components. Reserve estimates obtained by this method are generally considered to have a relatively high degree of accuracy with the degree of accuracy increasing as production history accumulates.

Material balance. This method employs the analysis of the relationship of production and pressure performance on the premise that the reservoir volume and its initial hydrocarbon content are fixed and that this initial hydrocarbon volume and recoveries therefrom can be estimated by analyzing changes in pressure with respect to production relationships. This method requires reliable pressure and temperature data, production data, fluid analyses and knowledge of the nature of the reservoir. The material balance method is applicable to all reservoirs, but the time and expense required for its use is dependent on the nature of the reservoir and its fluids. Reserves for depletion type reservoirs can be estimated from graphs of pressures corrected for compressibility versus cumulative production, requiring only data that are usually available. Estimates for other reservoir types require extensive data and involve complex calculations most suited to computer models which makes this method generally applicable only to reservoirs where there is economic justification for its use. Reserve estimates obtained by this method are generally considered to have a degree of accuracy that is directly related to the complexity of the reservoir and the quality and quantity of data available.

Volumetric. This method employs analyses of physical measurements of rock and fluid properties to calculate the volume of hydrocarbons in-place. The data required are well information sufficient to determine reservoir subsurface datum, thickness, storage volume, fluid content and location. The volumetric method is most applicable to reservoirs which are not susceptible to analysis by production performance or material balance methods. These are most commonly newly developed and/or no-pressure depleting reservoirs. The amount of hydrocarbons in-place that can be recovered is not an integral part of the volumetric calculations but is an estimate inferred by other methods and a knowledge of the nature of the reservoir. Reserve estimates obtained by this method are generally considered to have a low degree of accuracy; but the degree of accuracy can be relatively high where rock quality and subsurface control is good and the nature of the reservoir is uncomplicated.

Analogy. This method, which employs experience and judgment to estimate reserves, is based on observations of similar situations and includes consideration of theoretical performance. The analogy method is a common approach used for "resource plays," where an abundance of wells with similar production profiles facilitates the reliable estimation of future reserves with a relatively high degree of accuracy. The analogy method may also be applicable where the data are insufficient or so inconclusive that reliable reserve estimates cannot be made by other methods. Reserve estimates obtained in this manner are generally considered to have a relatively low degree of accuracy.

Much of the information used in the estimation of reserves is itself arrived at by the use of estimates. These estimates are subject to continuing change as additional information becomes available. Reserve estimates which presently appear to be correct may be found to contain substantial errors as time passes and new information is obtained about well and reservoir performance.

APPENDIX

Reserve Definitions and Classifications

The Securities and Exchange Commission, in SX Reg. 210.4-10 dated November 18, 1981, as amended on September 19, 1989 and January 1, 2010, requires adherence to the following definitions of oil and gas reserves:

"(22) **Proved oil and gas reserves**. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations— prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

"(i) The area of a reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

"(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

"(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

"(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

"(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

"(6) **Developed oil and gas reserves**. Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

"(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

"(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

"(31) **Undeveloped oil and gas reserves**. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

"(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

"(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

"(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

"(18) **Probable reserves**. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

"(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

"(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

"(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

"(iv) See also guidelines in paragraphs (17)(iv) and (17)(vi) of this section (below).

"(17) **Possible reserves**. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

"(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

"(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

"(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

"(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

"(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

"(vi) Pursuant to paragraph (22)(iii) of this section (above), where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations."

Instruction 4 of Item 2(b) of Securities and Exchange Commission Regulation S-K was revised January 1, 2010 to state that "a registrant engaged in oil and gas producing activities shall provide the information required by Subpart 1200 of Regulation S–K." This is relevant in that Instruction 2 to paragraph (a)(2) states: "The registrant is *permitted, but not required*, to disclose probable or possible reserves pursuant to paragraphs (a)(2)(iv) through (a)(2)(vii) of this Item."

"(26) **Reserves**. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

"Note to paragraph (26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations)."